EXHIBIT 2

Stock Purchase Agreement between Southpaw Credit Opportunity Master Fund L.P. and

Anthony C. Hayes, dated as of December 22, 2011

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of December 22, 2011 (the “Effective Date”) by and among Southpaw Credit Opportunity Master Fund L.P., a Cayman Islands limited partnership (“Seller”) and Anthony C. Hayes (“Buyer”).

WHEREAS, Seller is the beneficial owner of 1,482,128 shares (the “Shares”) of common stock, par value $.001 (the “Common Stock”) of Mango Capital, Inc. (the “Company”).

WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the Shares on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, at the Closing (as defined below) Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase from Seller, the Shares for consideration of $.10 per Share and an aggregate consideration of $148,212.80 (the “Purchase Price”).

2. Closing. The delivery of and payment for the Shares, shall take place on the first day that all of the conditions set forth herein have been satisfied or waived or at such other time as is mutually agreed to by the parties hereto (the “Closing” and such date, the “Closing Date”).

3. Deliveries.

(a) On the Closing Date, Seller shall deliver or cause to be delivered (i) to the Company’s transfer agent, a stock certificate representing 800,000 shares of Common Stock, duly endorsed in blank or accompanied by proper instruments of transfer duly signed by Seller together with instructions to issue a certificate for 800,000 shares of Common Stock in the name of Buyer and such other instruments as are necessary to effectuate the transfer of the 800,000 Shares to Buyer and (ii) 682,128 shares of Common Stock by transfer of title through the facilities of the Depository Trust & Clearing corporation to the account of the Buyer as Buyer shall have designated to Seller prior to the Closing.

(b) On the Closing Date, Buyer shall pay Seller the Purchase Price in immediately available funds to the Seller’s account indicated on Schedule 1.

4. Closing Conditions.

(a) The obligations of Seller hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of Buyer contained herein;

(ii) all obligations, covenants and agreements of Buyer required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Buyer of the Purchase Price in accordance with Section 3(b) hereof.

(b) The obligations of Buyer hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of Seller contained herein;

(ii) all obligations, covenants and agreements of Seller required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Seller of the Shares in accordance with Section 3(a) hereof.

5. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

(a) Corporate Authority; Authorization; Binding Obligation. Seller has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement of Seller, enforceable against Seller in accordance with its terms.

(b) No Consents. No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution of this Agreement by Seller or for the consummation by Seller of any of the transactions contemplated hereby.

(c) No Conflict. Seller’s execution, delivery and performance of this Agreement has not resulted in and will not result in (i) any violation of its organizational documents that would be (or could reasonably be expected to be) materially adverse to the ability of Seller to consummate the transactions contemplated by this Agreement, (ii) any breach or violation of any statute, judgment, decree, order, rule or regulation applicable to Seller or any of its properties or assets, or (iii) any default (nor has any event occurred which with notice or passage of time, or both, would constitute a material default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, agreement, instrument, commitment, arrangement or understanding to which Seller is a party.

(d) Title. Seller is the beneficial owner of the Shares and has valid and marketable title to the Shares, free and clear of any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest, option, easement, exception to title of any kind, restriction or third-party right or encumbrance of any nature.

(e) Brokers. No agent, broker, investment banker, or other person acting under the authority of Seller or any of its affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Buyer or any affiliate of the Buyer as a result of the consummation of the transactions contemplated by this Agreement.

6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a) Binding Obligation. Buyer has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable against Seller in accordance with its terms.

(b) No Consents. No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution of this Agreement by Buyer or for the consummation by Buyer of any of the transactions contemplated hereby.

(c) No Conflict. Buyer’s execution, delivery and performance of this Agreement has not resulted in and will not result in (i) any breach or violation of any statute, judgment, decree, order, rule or regulation applicable to Buyer or any of his properties or assets, or (ii) any default (nor has any event occurred which with notice or passage of time, or both, would constitute a material default) in the performance or observance of a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any material contract, agreement, instrument, commitment, arrangement or understanding to which the Buyer is a party.

(d) Sophistication. Buyer (i) is a sophisticated buyer with respect to the purchase of the Shares, (ii) is able to bear the economic risk associated with the purchase of the Shares, (iii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of securities of the type contemplated in the transaction contemplated hereby and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made his own analysis and decision to enter into the transaction contemplated hereby.

(e) Accredited Investor. Buyer is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(f) Investment Intent. The Shares are being acquired for Buyer’s own account solely for the purpose of investment and not with a view to the resale or distribution thereof to others.

(g) Restricted Securities. Buyer understands that the Shares are characterized as “restricted securities” as defined under Rule 144(a)(3) under the Securities Act inasmuch as they are being acquired from an affiliate of the Company in a transaction not involving a public offering and such Shares may not be resold unless registered pursuant to the Securities Act, or an exemption from registration is available therefrom. Buyer will not, directly or indirectly, sell, offer to sell or otherwise transfer the Shares in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder.

(h) Exempt Transaction. Buyer understands that the offer and sale of the Shares have not been registered under the Securities Act or state securities laws and the Shares are being offered and sold to him by Seller in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that Seller are relying upon the truth and accuracy of, and Buyer’s compliance with, all representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(i) Legend. Buyer acknowledges and agrees that each certificate representing Shares will bear a legend (or a substantially similar indication) indicating that the Shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder, in addition to any other legends required by applicable state securities laws.

(j) No Advice. Buyer understands that nothing in this Agreement or any other materials presented to Buyer in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Buyer has consulted such legal, tax and investment advisors as Buyer, in his sole discretion, has deemed necessary or appropriate in connection with Buyer’s purchase of the Shares.

(k) Brokers. No agent, broker, investment banker, or other person acting under the authority of the Buyer or any of Buyer’s affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from Seller or any affiliate of Seller as a result of the consummation of the transactions contemplated by this Agreement.

7. Miscellaneous.

(a) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b) Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(i) If to Buyer:

Anthony C. Hayes

1796 Shady Lane

Columbia, SC 29206

Email: anthonyhayes@me.com

(ii) If to Seller:

Southpaw Credit Opportunity Master Fund L.P.

c/o Southpaw Asset Management LP

2 Greenwich Office Park

Greenwich, CT 06831

Attention: Kevin Wyman

Fax: (203) 862-6201

Email: kw@southpawasset.com

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Brett Lawrence, Esq.

Fax: (212)806-6006

Email: blawrence@stroock.com

(c) Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY

THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

(d) Jurisdiction. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO IT, AND WAIVE ANY OBJECTION THAT SUCH PARTY MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE PERSONAL JURISDICTION OVER SUCH PARTY.

(e) Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Survival. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior negotiations with respect to the subject matter hereof.

(h) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Severability. The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

(j) Confidentiality. Buyer and Seller shall maintain the confidentiality of the terms of the transactions contemplated by this Agreement, including, without limitation, the identity of the parties, the nature of the Shares and the Purchase Price, unless otherwise required by law or regulatory authority, or other legal process, except that the parties may disclose the terms of the transaction contemplated by this Agreement (i) to their respective affiliates, attorneys, accountants, and other professionals in connection with the enforcement of the parties’ rights and obligations hereunder, or (ii) with the other party’s prior written consent.

(k) Amendments; Waivers. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Buyer and Seller, and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(1) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(m) Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, prior to and after the Closing and without further consideration, Seller and Buyer shall execute, acknowledge and deliver such other assignments, transfers, consents and other documents and instruments and take such other actions as any party, or their counsel, may reasonably request in order to complete and perfect the transactions contemplated by this Agreement, including, without limitation, any instruments of transfer as may be reasonably requested to effectuate the transfer of the Shares to Buyer.

[Signature Page follows]

IN WITNESS WHEREOF, Buyer and Seller have duly executed this Agreement as of the date first above written.

SELLER SOUTHPAW CREDIT OPPORTUNITY MASTER FUND L.P. By: Southpaw GP LLC, its general partner

By:
Name: Howard Golden Title: Managing Member

BUYER

Anthony C. Hayes

Schedule 1
Seller’s Wiring Instructions

BANK NAME	JPMorgan Chase Bank
BANK ADDRESS	500 Stanton Christiana Road, Newark, DE 19713
ACCOUNT NAME	Stroock & Stroock & Lavan LLP
ACCOUNT NUMBER	006 028356
ABA/ROUTING NUMBER	021000021
DESCRIPTION/REFERENCE	Client/Matter: 000424.0004